EXHIBIT 16.1


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for New Horizons Worldwide, Inc. and, under the date of February 14, 1997, we reported on the consolidated financial statements of New Horizons Worldwide, Inc. and subsidiaries as of and for the years ended December 20, 1995 and December 28, 1996. On September 4, 1997, our appointment as principal accountants was terminated. We have read New Horizons Worldwide, Inc.'s statements included under item 4 of its Form 8-K dated September 4, 1997, and we agree with such statements, except that we are not in a position to agree or disagree with New Horizons Worldwide, Inc.'s statement that the change was recommended by the Audit Committee of the Board of Directors.

                                                     Very truly yours.



                                                     /s/ KPMG PEAT MARWICK LLP
                                                     -------------------------
                                                     KPMG Peat Marwick LLP

September  8, 1997
Cleveland, Ohio